Exhibit 32.2
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               Commodore Applied Technologies, Inc. & Subsidiaries
                    Certification Of Chief Financial Officer
           Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002



In connection with the quarterly report of Commodore Applied Technologies, Inc. (the "Company") on form 10-Q for the three and six-month periods ended June 30, 2006, James DeAngelis hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

         (1)  The  quarterly  report fully  complies  with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:    August 21, 2006

/s/ James M. DeAngelis
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James M. DeAngelis
Sr. Vice President and Chief Financial Officer